Exhibit 10.15

BRIGGS & STRATTON CORPORATION

FORM 10-Q for Quarterly Period Ended December 28, 2008

AMENDMENT TO THE KEY EMPLOYEES SAVINGS

AND INVESTMENT PLAN

Amendment to Briggs & Stratton Corporation

Key Employee Savings and Investment Plan

WHEREAS, the Briggs & Stratton Key Employee Savings and Investment Plan (the “Plan”) provides that if any provision or term thereof would be prohibited by or inconsistent with the requirements of Section 409A of the Internal Revenue Code, then such provision or term shall be deemed to be reformed to comply with Section 409A of the Code; and

WHEREAS, the Company’s legal counsel has advised that the disability exception to the five year delay in payment rule resulting from a change in a distribution election would be viewed by the IRS as inconsistent with the requirements of Section 409A of the Code and, therefore, it is desirable to revise the Plan document to reflect its reformation to eliminate such provision;

NOW, THEREFORE, pursuant to the action of the undersigned officer, Section 6.2(f) of the Plan is amended by deleting all of the text thereof after the word “death” in the second line thereof and the Plan document shall be restated to reflect this change.

IN WITNESS WHEREOF, the undersigned officer of Briggs & Stratton Corporation executes this amendment on its behalf this 10th day of December, 2008.

BRIGGS & STRATTON CORPORATION

By:	/s/ Thomas R. Savage
Title:	Senior Vice President - Administration